UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2006

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603)880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Employee Agreement
EX-10.2 Severance Agreement
EX-99.1 Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On March 12, 2006, Nashua Corporation, a Massachusetts corporation (the “Company”), entered into an employment agreement with Thomas G. Brooker, who will serve as the Company’s President and Chief Executive Officer commencing on May 4, 2006. Pursuant to the employment agreement, Mr. Brooker’s annual base salary will be $350,000 for 2006 and will increase to $400,000 effective January 1, 2007. Additionally, Mr. Brooker is entitled to an annual cash bonus of between 0% and 200% of his annual base salary, based upon the achievement of certain plan goals established by the Company’s Board of Directors. For 2006, Mr. Brooker will be entitled to receive a minimum bonus of at least 25% of his annual base salary, and the bonus payment for 2006 will be payable 66 2/3% in cash and 33 1/3% in shares of the Company’s restricted stock, valued on the date the bonus is granted, that vest annually in three equal installments on the first, second and third anniversary of the date the bonus is paid.
     The employment agreement provides that if the Company terminates Mr. Brooker’s employment for any reason than cause, as defined in the change of control and severance agreement described below, prior to May 4, 2008, Mr. Brooker will be entitled to receive his base salary until May 4, 2008. This salary continuation will be reduced on a dollar-for-dollar basis for any severance paid pursuant to the change of control and severance agreement. Mr. Brooker’s employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     On March 12, 2006, the Company also entered into a change of control and severance agreement with Mr. Brooker. The change of control agreement provides that if, within one year after a change of control of the Company, the Company terminates Mr. Brooker’s employment without cause or Mr. Brooker terminates his employment for good reason, in each case as defined in the change of control agreement, Mr. Brooker would be entitled to receive severance pay equal to the sum of his accrued but unpaid base salary and vacation pay, plus two times the sum of his annual salary and annual bonus. Additionally, if the Company terminates Mr. Brooker’s employment without cause prior to a change of control of the Company or more than one year after a change of control, Mr. Brooker would be entitled to receive salary continuation and certain benefits for a period of one year. Mr. Brooker’s change of control agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.
     Mr. Brooker will also be granted an award of 40,000 shares of restricted stock pursuant to the Company’s 2004 Value Creation Incentive Plan and other stock incentive plans. The restricted stock award will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on the Nasdaq National Market over a 40-consecutive trading day period ending on the third anniversary of the date that Mr. Brooker joins the Company as President and Chief Executive Officer. The restricted stock award will vest as to (1) 33% of the shares if the average price for the 40-day trading period is equal to or greater than $13.00 and less than $14.00, (2) 66% of the shares if the average price for the 40-day trading period is equal to or greater than $14.00 and less than $15.00 and (3) 100% of the shares if the average price for the 40-day trading period is equal to or greater than $15.00. Additionally, if Mr. Brooker’s employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Creation Incentive Plan, during the one-year period before the third anniversary of the date that Mr. Brooker joins the Company and one of the price targets is met as of that date, a portion of the restricted shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that Mr. Brooker was employed by the Company. Any shares that have not vested on or before the third anniversary of the date that Mr. Brooker joins the Company as President and Chief Executive Officer will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of Mr. Brooker’s employment with the Company, other than for cause as described above, or upon death or disability.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 15, 2006, the Company announced that Thomas G. Brooker will join the Company as President and Chief Executive Officer commencing on May 4, 2006, replacing Andrew Albert in those capacities. The Company also announced that Mr. Albert would continue as a director of the Company and remain employed by the Company as Chairman of the Board, an executive position. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
     Mr. Brooker will be nominated for election, and Mr. Albert will be nominated for re-election, to serve on the Company’s Board of Directors at the Company’s 2006 annual meeting of stockholders. There are no familial relationships between Mr. Brooker and any other director or executive officer of the Company. Other than the employment agreement, the change of control agreement and the expected restricted stock agreement described in Item 1.01 above, since the beginning of the Company’s last fiscal year, there have been no transactions between Mr. Brooker or any member of his immediate family and the Company in which the amount involved exceeds $60,000.
     Mr. Brooker, age 47, served as Group President-Forms, Labels & Office Products, of Moore Wallace, a label and printing company and a subsidiary of R.R. Donnelley & Sons Company, a provider of print and related services, from January 2004 through November 2004. From May 2003 to December 2003, Mr. Brooker served as Executive Vice President of Sales of Moore Wallace. From May 1998 through May 2003, Mr. Brooker served as Corporate Vice President of Sales of Moore Wallace.
     A copy of the press release issued by the Company on March 15, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: March 16, 2006	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, by and between the Company and Thomas G. Brooker, dated as of March 12, 2006.

10.2	Change of Control and Severance Agreement, by and between the Company and Thomas G. Brooker, dated as of March 12, 2006.

99.1	Press Release issued by the Company on March 15, 2006.